FOR IMMEDIATE RELEASE

CONTACT:	Christi Cowdin
Director, Corporate Communications & Investor Relations
(248) 593-8810
ccowdin@horizonglobal.com

HORIZON GLOBAL SEEKS TO AMEND CREDIT AGREEMENT AND REPORTS PRELIMINARY SECOND QUARTER 2018 FINANCIAL RESULTS
Troy, Michigan, Tuesday, July 17, 2018 — Horizon Global Corporation (NYSE: HZN), the world’s leading manufacturer of branded towing and trailering equipment, today announced that it is seeking to amend its term loan credit agreement (the “Credit Agreement”), which governs its current $146 million senior term loan facility to, among other things, allow for up to $50 million in incremental borrowings and provide additional flexibility in its financial covenants.
Horizon Global is actively engaged in organizational restructuring and business improvement activities related to its Horizon Americas and Horizon Europe-Africa segments as part of the Company’s Action Plan, which was announced on March 1, 2018. The expansion of the term loan and other modifications to the Credit Agreement will allow the Company to reduce amounts outstanding on its existing ABL revolver and continue execution of its Action Plan.
Horizon Global also provided preliminary financial results for its recently closed second quarter:

•	Revenue is expected in the range of $232.0 million to $234.0 million

•	Operating loss is expected in the range of $8.6 million to $10.7 million

•
This range does not include the results of the Company's interim impairment test of intangible assets, including goodwill, as of June 30, 2018, which may result in a non-cash impairment charge impacting operating profit

•	Adjusted operating profit(1) is expected in the range of $10.4 million to $14.4 million
About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders.

Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4,300 employees in 58 facilities across 21 countries.

For more information, please visit www.horizonglobal.com.
Safe Harbor Statement
This release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-

looking words, such as "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan" or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the spin-off from TriMas Corporation; risks inherent in the achievement of cost synergies and the timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company's ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; the Company's ability to successfully implement the Company's Action Plan, including realizing the expected cost savings within the anticipated time frame or at all; the timing and amount of repurchases of the Company’s common stock, if any; and other risks that are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Appendix I reconciles the Company's estimated range of adjusted operating profit, a non-GAAP financial measure, to the Company's estimated range of the most comparable U.S. GAAP financial measure. Adjusted operating profit excludes certain costs, expenses, other charges, gains or income, collectively described as "Special Items," which are included in the determination of operating profit (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

Appendix I

Horizon Global Corporation
Second Quarter 2018 Preliminary Results Reconciliation
(Unaudited - dollars in thousands)

The Company has provided an estimated range of its second quarter 2018 financial results that included adjusted operating profit, which excludes “Special Items” that are included in the determination of operating profit (loss) under U.S. GAAP. “Special Items” are certain costs, expenses, other charges, gains or income, that management does not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company has provided an estimated range of its second quarter 2018 adjusted operating profit excluding these Special Items, to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. The following appendix reconciles the estimated range of adjusted operating profit, a non-GAAP financial measure, to the Company's estimated range of the most comparable U.S. GAAP financial measure.
On June 30, 2018, the Company determined that based on the performance of its Europe-Africa segment and the further decline in its market capitalization as compared to the end of the first quarter of 2018 there were indicators of impairment that require the company to perform an interim impairment analysis of goodwill and other intangible assets. The Company has not completed the interim impairment analysis and is unable to provide an estimate of any impairment charges that may result from the analysis. As such the estimated range of operating loss, Special Items, and adjusted operating profit do not include any impairment charges.

Second Quarter 2018 Preliminary Results:

	Three months ended June 30, 2018
	Low End of Range		High End of Range
Estimated revenue	$232,000		$234,000

Estimated operating loss	$(10,700)	(4.6)%	$(8,600)	(3.7)%
Estimated Special Items	21,100	9.1%	23,000	9.8%
Estimated adjusted operating profit	$10,400	4.5%	$14,400	6.2%